                                                                    EXHIBIT 4.16


                                  SECOND WAIVER



          SECOND WAIVER (the "Waiver"), dated as of June 5, 1995, among COLTEC INDUSTRIES INC (the "Company") and the financial institutions party to the Credit Agreement referred to below (the "Banks"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                              W I T N E S S E T H :


          WHEREAS, the Company, the Banks, the Co-Agents and Bankers Trust Company, as Administrative Agent, are parties to a Credit Agreement, dated as of March 24, 1992 and amended and restated as of January 11, 1994, as amended, modified or supplemented through the date hereof (as so amended, modified or supplemented, the "Credit Agreement");

          WHEREAS, the Company and the Collateral Agent are parties to a Pledge Agreement dated as of March 24, 1992, as amended, modified or supplemented, (as so amended, modified or supplemented, the "Company Pledge Agreement");

          WHEREAS, the Company intends to create a new Foreign Subsidiary in (i) the United Kingdom (the "New U.K. Subsidiary"), (ii) the Republic of France (the "New French Subsidiary") and (iii) the Federal Republic of Germany (the "New German Subsidiary" and, together with the New U.K. Subsidiary and the New French Subsidiary, the "New Foreign Subsidiaries") each of which shall be a Wholly-Owned Subsidiary of the Company;

          WHEREAS, the New Foreign Subsidiaries will be engaged solely in the sale of automotive products and shall have no significant assets or liabilities;

          WHEREAS, the parties hereto wish to waive certain provisions of the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

          1. Notwithstanding anything to the contrary contained in Section 9.14(ii)(x)(ii) of the Credit Agreement, the Required Banks hereby waive compliance by the Company with the requirement contained therein that any Foreign Subsidiary created by the Company shall be a Wholly-Owned Subsidiary of another Foreign Subsidiary that is a Wholly-Owned Subsidiary of the Company, solely to the extent necessary to permit each New Foreign Subsidiary to be Wholly-Owned by the Company.

          2. Notwithstanding anything to the contrary contained in the Credit Agreement or the Pledge Agreement, the Required Banks hereby waive compliance by the Company with the requirement to pledge 66% of the capital stock of each New Foreign Subsidiary so long as the sum of the capital contributions by the Company to all three New Foreign Subsidiaries does not exceed $1,000,000 in the aggregate, provided that the Company will be required to pledge 66% of the capital stock of each New Foreign Subsidiary when the sum of the capital contributions by the Company to all three New Foreign Subsidiaries exceeds $1,000,000 in the aggregate.

          3. In order to induce the Banks to enter into this Waiver, the Company hereby (i) makes each of the representations, warranties and agreements contained in Section 7 of the Credit Agreement and (ii) represents and warrants that there exists no Default or Event of Default, in each case on the Waiver Effective Date (as defined herein) both before and after giving effect to this Waiver.

          4. This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          5. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          6. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          7. This Waiver shall become effective on the date (the "Waiver Effective Date") when the Company and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile) the same to the Administrative Agent at the Notice Office.

          8. From and after the Waiver Effective Date, all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as modified hereby.


          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver to be duly executed and delivered as of the date first above written.


                              COLTEC INDUSTRIES INC



                              By
                                ----------------------
                                Title:


                              BANKERS TRUST COMPANY,
                                Individually, and as
                                Administrative Agent



                              By
                                ----------------------
                                Title:

                              THE BANK OF MONTREAL
                                Individually and as Co-Agent



                              By
                                ----------------------
                                Title:



                              THE BANK OF NOVA SCOTIA,
                                Individually, and as Co-Agent


                              By
                                ----------------------
                                Title:


                              CREDIT LYONNAIS NEW YORK
                                BRANCH, Individually and as
                                Co-Agent



                              By
                                ----------------------
                                Title:


                              THE INDUSTRIAL BANK OF JAPAN,
                                LIMITED, New York Branch,
                                Individually, and as
                                Co-Agent



                              By
                                ----------------------
                                Title:

                              CIBC, INC.



                              By
                                ----------------------
                                Title:


                              ABN AMRO BANK N.V.


                              By
                                ----------------------
                                Title:


                              By
                                ----------------------
                                Title:


                              COMERICA BANK



                              By
                                ----------------------
                                Title:


                              THE SUMITOMO BANK, LIMITED



                              By
                                ----------------------
                                Title:


                              BANK OF AMERICA ILLINOIS



                              By
                                ----------------------
                                Title:

                              SOCIETY NATIONAL BANK



                              By
                                ----------------------
                                Title:


                              ROYAL BANK OF SCOTLAND



                              By
                                ----------------------
                                Title:


                              THE BANK OF NEW YORK


                              By
                                ----------------------
                                Title:



                              THE BANK OF TOKYO TRUST
                                COMPANY



                              By
                                ----------------------
                                Title:


                              BANQUE FRANCAISE DU COMMERCE
                                EXTERIEUR


                              By
                                ----------------------
                                Title:


                              By
                                ----------------------
                                Title:

                              BANQUE PARIBAS



                              By
                                ----------------------
                                Title:



                              By
                                ----------------------
                                Title:


                              THE FUJI BANK, LIMITED,
                               New York Branch



                              By
                                ----------------------
                                Title:


                              THE LONG-TERM CREDIT BANK
                                OF JAPAN, LIMITED, NEW
                                YORK BRANCH



                              By
                                ----------------------

                                Title:


                              THE NIPPON CREDIT BANK, LTD.,
                                New York Branch



                              By
                                ----------------------
                                Title:

                              UNION BANK OF FINLAND LIMITED,
                                Grand Cayman Branch



                              By
                                ----------------------
                                Title:



                              By
                                ----------------------
                                Title:


                              ARAB BANKING CORP.



                              By
                                ----------------------
                                Title:


                              BANK OF IRELAND



                              By
                                ----------------------
                                Title:


                              BANK OF SCOTLAND



                              By
                                ----------------------
                                Title: